UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Heckmann Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0287117
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
75080 Frank Sinatra Dr. Palm Desert, California	92211
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one Warrant	New York Stock Exchange

Common Stock, par value $0.001 per share	New York Stock Exchange

Warrants, initially exercisable for Common Stock at an exercise price of $6.00 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  _____________

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.                                Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Heckmann Corporation (the “Registrant”).  The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-144056), originally filed with the Securities and Exchange Commission on June 26, 2007, as thereafter amended and supplemented (the “Registration Statement”), is hereby incorporated by reference herein.

Item 2.                                Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

Exhibit No.	Description
3.1**	Form of Amended and Restated Certificate of Incorporation
3.2****	Form of Amended and Restated Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3**	Specimen Warrant Certificate
4.4***	Second Amended and Restated Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and Heckmann Corporation, dated November 12, 2007.
10.2**	Form of Registration Rights Agreement by and among Heckmann Corporation, Heckmann Acquisition LLC, Lou L. Holtz, Alfred E. Osborne, Jr. and Dan Quayle.
_______________________

*	Incorporated by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).

**	Incorporated by reference to the exhibit of the same number filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).

***	Incorporated by reference to the exhibit of the same number filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).

****	Incorporated by reference to the exhibit of the same number filed with Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 21, 2008

HECKMANN CORPORATION By: /s/ Donald G. Ezzell Donald G. Ezzell Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1**	Form of Amended and Restated Certificate of Incorporation
3.2****	Form of Amended and Restated Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3**	Specimen Warrant Certificate
4.4***	Second Amended and Restated Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and Heckmann Corporation, dated November 12, 2007.
10.2**	Form of Registration Rights Agreement by and among Heckmann Corporation, Heckmann Acquisition LLC, Lou L. Holtz, Alfred E. Osborne, Jr. and Dan Quayle.
_______________________

*	Incorporated by reference to the exhibit of the same number filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).

**	Incorporated by reference to the exhibit of the same number filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).

***	Incorporated by reference to the exhibit of the same number filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).

****	Incorporated by reference to the exhibit of the same number filed with Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144056).